EXHIBIT 32.01

                  CERTIFICATION BY CHIEF EXECUTIVE OFFICER &

                            CHIEF FINANCIAL OFFICER

I, Michael Pacult, the Chief Executive Officer and Chief Financial Officer of Ashley Capital Management, Inc. as general partner of Atlas Futures Fund, L.P., certify that (i) the Form 10-Q for the period ended March 31, 2010 of Atlas Futures Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the period ended March 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of Atlas Futures Fund, L.P.

ATLAS FUTURES FUND, LIMITED PARTNERSHIP
By: Ashley Capital Management, Inc., General Partner



By: /s/ Michael Pacult
Michael Pacult
Chief Executive Officer &
Chief Financial Officer

Date:	May 14, 2010